EXHIBIT 99.1

Upexi to Host Fiscal 2024 First Quarter Financial Results Conference

Call on November 14th at 4:30 PM ET

Tampa, FL, November 3, 2023 (ACCESSWIRE) –Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct-to-Consumer brand owner and innovator in aggregation, today announced it will host a conference call on Tuesday, November 14, 2023 at 4:30 p.m. ET, to discuss its financial results for the first quarter of fiscal 2024 and provide a business update.

Financial Results Conference Call

Event:	Fiscal 2024 First Quarter Financial Results Conference Call

Date:	Tuesday, November 14, 2023

Time:	4:30 p.m. Eastern Time

Live Call:	1-877-300-8521 (U.S. Toll-Free) or 1-412-317-6026 (International)

Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1641098&tp_key=e91f34a943

For those unable to join the conference call, a dial-in replay of the call will be available until November 28, 2023 and can be accessed by dialing + 1-844-512-2921 (U.S. Toll Free) or + 1-412-317-6671 (International) and entering replay pin number: 10183924. Additional details are available under the Investor Relations section of the Company’s website: https://upexi.com/investors.

About Upexi, Inc.

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive our growth, we have acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies and will look for opportunities in the future.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254